UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

      SCHEDULE 14(C) INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14f-1 THEREUNDER


CHECK THE APPROPRIATE BOX:

[ X]     PRELIMINARY INFORMATION STATEMENT

[  ]     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
         PERMITTED BY RULE 14(C)-5(D)(2))

[  ]     DEFINITIVE INFORMATION STATEMENT


                             I.A. EUROPE GROUP, INC.
                             -----------------------
        (Exact name of registrant as specified in its corporate charter)
                           Commission File No. 0-31705

                   DELAWARE                    91-2007477
                   --------                    ----------
           (State of Incorporation) (IRS Employer Identification No.)

                      901 Ponce de Leon Boulevard, Suite303
                           Coral Gables, Florida 33134
                           ---------------------------
                    (Address of principal executive offices)

                                 (305) 476-1807
                                 --------------
                           (Issuer's telephone number)

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PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)
[X]    NO FEE REQUIRED.

[ ]    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

1)     TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
       COMMON STOCK, $0.001 PAR VALUE

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2)    AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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3)    PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT
      TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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4)    PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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5)    TOTAL FEE PAID

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[ ]    FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11 (A) (2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF FILING.

       1)   AMOUNT PREVIOUSLY PAID:

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       2)   FORM, SCHEDULE OR REGISTRATION NO.:

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       3)   FILING PARTY:

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       4)   DATE FILED:

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

                             I.A. EUROPE GROUP, INC.

INTRODUCTION

         This Information Statement is being delivered on or about December 16, 2002 to the holders of shares of common stock, par value $0.001 (the "Common Stock") of I.A. Europe Group, Inc. (the "Company"), formerly known as General Telephony.com, Inc. You are receiving this Information Statement in connection with the appointment of a new member to the Company's board of directors and the merger of the Company into its former parent, General Telephony.com, Inc., a Nevada corporation ("GTI") for purposes of changing the name and domicile.

         On July 12, 2002, I. A. Europe, Inc. purchased approximately 95.8% of GTI's issued and outstanding Common Stock or a total of 2,886,000 shares of Common Stock from existing stockholders for an aggregate purchase price of $550,000. As a condition to closing the transaction, Ms. Melissa Fernandez, who previously served GTI as a director and corporate secretary, resigned. In addition, Mr. David D. Selmon, Jr. who served GTI as a director, president, chief executive officer, chief financial officer and treasurer, also agreed to resign as an officer effective July 12, 2002. Although Mr. Selmon had previously agreed to resign as a director effective 10 days after the filing of this Information Statement, he tendered his resigned as of July 17, 2002 due to other commitments.

         Mr. Victor Minca, chief executive officer of GTI, replaced Ms. Fernandez as a director and became president, secretary and treasurer of GTI. On December 6, 2002, GTI merged into the Company and changed its name to "I. A. Europe Group, Inc." and its domicile from Nevada to Delaware. In compliance with
Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14f-1 thereunder, following 10 days from the date of mailing of this Information Statement, the directors of the Company will be as described below:

                  Victor Minca              Chairman of the board

                  Mario Garcia              Director

CHANGE OF NAME AND DOMICILE

         On December 6, 2002, the Company merged with GTI thereby changing the Company's name from General Telephony.com, Inc. to I. A. Europe Group, Inc. and its domicile from Nevada to Delaware. Such merger was recommended and approved by unanimous consent of the board of directors of GTI (consisting of Mr. Minca) and by a majority of the voting power of GTI by consent in accordance with Delaware and Nevada law. The merger did not change any rights of the holders of Common Stock except to the extent Delaware law differs from Nevada law. Each share of GTI Common Stock and preferred stock automatically converted into a share of Common Stock or preferred stock of the Company. The number of shares of the Common Stock and the preferred stock of the Company outstanding is equal to the number of shares of Common Stock and preferred stock of GTI which were outstanding prior to the merger.

         In connection with such action, the Company is notifying its stockholders that: (i) a majority of the voting power of GTI's stockholders authorized the merger of GTI with and into the Company in accordance with the agreement and plan of merger attached as Exhibit 1; (ii) as a result, stockholders of GTI may dissent from such action pursuant to Nevada Revised Statutes ("NRS") Section 92A.380 and in accordance with NRS Section 92A.410(2) may obtain payment of fair value for his, her or its shares of GTI; (iii) if any GTI stockholder desires to obtain fair value, he, she or it must send a demand to the Company in compliance with NRS 92A.440 and his, her or its certificate representing such GTI shares to the Company at 901 Ponce de Leon Boulevard, Coral Gables, Florida 33134, attention: Victor Minca, President; (iv) pursuant to NRS Section 92A.450(1), transfer of any uncertificated GTI shares will be restricted from the date any such shareholder demand is received by the Company;
(v) pursuant to NRS Section 92A.430(2)(c), any demand for payment must be in the form attached hereto as prescribed by Nevada law; (vi) any GTI stockholder demand for payment must be received by the end of business on January 30, 2003, and (vii) pursuant to NRS Section 92A.430(2)(e) copies of NRS Section 92A.300 through and including NRS Section 92A.500 are also enclosed.


YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities of the Company
--------------------------------

         On December 6, 2002, there were 3,011,300 shares of Common Stock issued and outstanding and each share of Common Stock entitles the holder thereof to one vote. There were also 2,000 shares of Series A preferred stock issued and outstanding and each such share entitles the holder thereof to 25,000 votes per share on each matter that may come before a meeting of the stockholders.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth, as of December 6, 2002, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group.


                                                         Amount and
                                                         Nature of
                      Name and Address of                Beneficial          Percent
Title of Class        Beneficial Owner(1)                Ownership           of Class           No. of Votes
--------------        -------------------                ---------           --------           ------------

Common Stock          I.A. Europe, Inc.                  2,886,000            95.8 %              2,886,000
                      301 Ponce de Leon
                      Suite 303
                      Miami, FL 33134

Common Stock          Victor Minca (2)                   2,886,000            95.8 %              2,886,000

Series A Preferred    Victor Minca                         2,000               100%              50,000,000
Stock

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.

(2) Mr. Minca, as chief executive officer of I. A. Europe, Inc., may be deemed a beneficial owner of the Common Stock of the Company. He disclaims beneficial ownership.

Change in Control
-----------------

         On July 12, 2002, I. A. Europe, Inc. acquired 2,886,000 shares of Common Stock from certain stockholders of GTI, predecessor of the Company, in a private transaction. Through this purchase, I. A. Europe, Inc. acquired control of GTI. Prior to the merger of GTI into the Company, Mr. Minca acquired control of GTI on December 6, 2002 upon the issuance of the Series A Preferred Stock referred to above. See "Certain Relationships and Related Transactions".

Directors and Executive Officers
--------------------------------

         The following table sets forth the name and age of the persons who will be directors and executive officers of the Company effective 10 days after the mailing of this Information Statement. The executive officers of the Company are elected annually by the board of directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. Unless described below, there are no family relationships among any of the directors and officers.

Name                       Age                       Position(s)
----                       ---                       -----------

Victor Minca               64                        Chief executive officer, president, secretary,
                                                     chairman of the board of directors

John McAuliffe             64                        Chief financial officer and treasurer

Mario Garcia               41                        Director (10 days after the mailing of this
                                                     Information Statement)


VICTOR MINCA founded I. A. Europe, Inc. in March of 1999, and is its chief executive officer and chairman of the board of directors. Effective July 12, 2002, he began serving the positions referred to in the above table. He is also the founder and editor of "Made in 2001", an international magazine written in English, Italian and Spanish published by the Parent. Previously, Mr. Minca was self-employed as a fashion and advertising photographer for international magazines and advertising agencies in Australia, Asia, Africa, North and South America, from 1963 to 1980. From 1980 to 1991, he was a general manager for General Development Corp., a major United States land developer, where he was responsible for sales and marketing.

JOHN McAULIFFE has been chief financial officer of the Company since December 6, 2002 and of I. A. Europe, Inc. since July 2002. From August 1989 to December 2000, he worked as controller for a privately held company, Appliance Doctor of Central Florida, Inc. Concurrently, he worked as an adjunct professor for Valencia Community College. Later in January 2001, he rejoined Valencia College as a professor of business where he currently teaches on a part-time basis.

MARIO GARCIA has been a director of I. A. Europe, Inc. since February 2002. Mr. Garcia has been a partner with several Florida law firms. Since December 1999, he has been a member of the firm of Mario Garcia, P.A. From August 1995 through December 2000 he was a member of LaFevre & Garcia, P.A, and from January 1992 through December 1999, Mr. Garcia was a partner of Pappas & Garcia, P.A. During the Fall of 1999, Mr. Garcia was a visiting professor of business law at the Valencia Community College, West Campus in Orlando Florida. Mr. Garcia graduated from Columbia University School of Law in 1987.

EXECUTIVE COMPENSATION

         As a result of the Company's limited available cash no officer or director received compensation during the fiscal year ended 2001.

AUDIT COMMITTEE

         The board of directors does not have an audit committee, nominating committee or compensation committee or any committees performing similar functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 12, 2002, Mr. Minca became president, secretary, treasurer and a director of GTI. On December 6, 2002, prior to GTI's merger into the Company, 2000 shares of Series A Preferred Stock were authorized by GTI to be issued to Mr. Minca the Company's president as alternate compensation in lieu of full salary pursuant to an employment agreement by and between Mr. Minca and the Company dated November 27, 2002.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, none of the officers, directors or stockholders of the Company was delinquent in any necessary filings under
Section 16(a).

EXECUTIVE OFFICERS AND DIRECTORS

         Coincident with the merger, the Company assumed GTI's obligations under an employment agreement by and between GTI and Mr. Minca. Until such time as the Company generates monthly revenue in excess of $250,000 for three consecutive months, Mr. Minca's annual salary shall be $75,000. In exchange for Mr. Minca's receiving a lower annual salary, GTI issued him 2,000 shares of Series A preferred stock of GTI which was converted into 2,000 shares of Series A preferred stock of the Company upon the merger of GTI into the Company.

         The following table sets forth certain information concerning the granting of incentive stock options during the last completed fiscal year to each of the name executive officers and the terms of such options.

                                     TABLE 2

                    Option/SAR Grants in the Last Fiscal Year

                                Individual Grants

                  Number of       % of Total
                  Securities      Options/SAR
                  Underlying      Granted to      Exercise
                  Options/SARs    Employees in    or Base Price
Name              Granted (#)     Fiscal Year     ($/Share)        Expiration

David Selmon           0               0               0               0

Melissa Fernandez      0               0               0               0

         The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                     TABLE 3

               Aggregated Option/SAR Exercises in Last Fiscal Year

                          and FY-End Option/SAR Values


                                                                            Value of
                                                        Number of           Unexercised
                                                        Unexercised         In-the-Money
                                                        Options/SARs        Options/SARs
                  Shares                                at FY-End (#)       At FY-End
                  Acquired          Value Realized      Exercisable/        Exercisable/
Name              on Exercise (#)   ($)                 Unexercisable       Unexercisable

David Selmon            0                  0                 0                   0

Melissa Fernandez       0                  0                 0                   0


LEGAL PROCEEDINGS

         The Company is not aware of any legal proceedings in which any director, officer, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any affiliate of any such director, officer, affiliate of the Company, or security holder, is a party adverse to the Company or has a material interest adverse to the Company.

                              AVAILABLE INFORMATION

         The public may read and copy any materials filed by our Company with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Reports, proxy and information statements, and other information regarding our Company and other issuers that file reports electronically with the Commission may be viewed at http://www.sec.gov.


Index to Exhibits

1        Agreement and Plan of Merger

2        Demand Letter

3        Nevada Revised Statutes Section 92A.300 to 92A.500, inclusive



Dated:  December 16, 2002                     By order of the Board of Directors

                                              Victor Minca, President